UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2013

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

In its Form 8-K filed on November 19, 2013, Reven Housing REIT, Inc. (the “Company”) reported the entry by Reven Housing Georgia, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Reven Georgia Sub”), into that certain Single Family Homes Real Estate Purchase and Sale Agreement (the “Agreement”) with Dominion Atlanta Properties Fund I, LP, a Delaware limited partnership, DP Atlanta Fund, LLC, a Delaware limited liability company, Stone Tower Investments, LLC, a Georgia limited liability company, Full Court Press, LLC, a Delaware limited liability company, RMN Investment Holdings, LLC, a Delaware limited liability company, DP Atlanta, LLC, a Maryland limited liability company, and DPH Atlanta, LLC, a Delaware limited liability company (collectively, the “Sellers”), to purchase a portfolio of 173 single family homes located in the Atlanta, Georgia, metropolitan area from the Sellers.

On December 11, 2013, Reven Georgia Sub and the Sellers entered into a First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (the “Amendment”), pursuant to which the parties amended the Agreement (i) to extend the expiration of the due diligence period to December 23, 2013 from December 16, 2013, and (ii) to reflect the scheduled closing dates of the properties subject to the Agreement with the closing of 21 of the properties occurring on December 31, 2013, and the closing of the remaining 152 properties to occur on or before February 24, 2014, at the buyer’s discretion.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Atlanta 173)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: December 13, 2013	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer